Exhibit 99.1

NYSE Euronext Announces NYSE Group First Quarter 2007 Financial Results

NEW YORK – April 26, 2007 – NYSE Euronext (NYSE Euronext: NYX) today reported results for NYSE Group of net income of $67.6 million, or $0.43 per diluted share, for the three months ended March 31, 2007, a $37.3 million or 123% increase as compared to net income of $30.3 million, or $0.24 per diluted share, for the three months ended March 31, 2006. These results are presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

Due to the fact that the combination between NYSE Group and Euronext N.V. was consummated on April 4, 2007, first quarter 2007 results include the full quarter results from the operations of NYSE Group only; the operations of Euronext are not included in the first quarter results of NYSE Group.

The merger between NYSE, Inc. and Archipelago Holdings, Inc. was completed on March 7, 2006. As such, first quarter 2006 results include the full quarter results from the operations of NYSE, Inc., the predecessor of NYSE Group, and the operations of NYSE Arca (formerly known as the Archipelago Exchange, or ArcaEx®, and the Pacific Exchange) since March 8, 2006.

Included in results for the first quarter of 2007 are $11.1 million in merger expenses consisting of professional and other fees incurred in connection with both the acquisition of the Archipelago businesses and the recently completed combination with Euronext N.V. ($4.6 million), and exit costs associated with the previously announced trading floor consolidation ($6.5 million).

On a non-GAAP basis, giving effect to the Archipelago merger as if it occurred at the beginning of the earliest period presented, and excluding the merger and exit costs, the net income of NYSE Group for the three months ended March 31, 2007 would have been $74.2 million, or $0.47 per diluted share, a $21.2 million or 40.0% increase as compared to net income, on a non-GAAP basis, of $52.9 million, or $0.34 per diluted share, for the three months ended March 31, 2006. A full reconciliation of these non-GAAP results is included in the attached tables.

“As we transition from NYSE Group into the newly-formed NYSE Euronext, the world’s largest and most diverse exchange group, we continue to develop our multinational business model to enhance our listings and equities trading operations, and support our growing initiatives in derivatives, bonds, options and ETFs,” said NYSE Euronext Chief Financial Officer, Nelson Chai. “NYSE Euronext is committed to providing exceptional shareholder value while expanding upon our position as the first global marketplace group, further evidenced by this quarter’s announcements of our purchase of a 5% stake in India’s National Stock Exchange and our strategic alliance with the Tokyo Stock Exchange.”

“As we work towards the realization of our integration targets with Euronext, we will further enhance our value proposition to investors and listed companies by offering the ability to trade and list the widest range of products in multiple time zones and currencies, leverage our unique advantages as an operator of six exchanges in five countries, and deliver on our well defined cost savings and revenue synergies of $375 million over the next three years.”

Other Financial Highlights

•

Excluding the effect of activity assessment fees and Section 31 fees, the pre-tax margin of NYSE Group on a non-GAAP basis was 24.3% of total revenues for the three months ended March 31, 2007 as compared to 21.9% of total revenues for the three months ended March 31, 2006.

•

NYSE Group’s financial results reflect its focus on delivering against the cost saving targets established in conjunction with the merger of NYSE and Archipelago. Fixed operating expenses (defined as operating expenses excluding Section 31 fees, liquidity payments, and routing and clearing fees) on a non-GAAP basis for the first quarter of 2007 were $229.0 million, a $56.7 million or 20% decrease versus the first quarter of 2006.

•

For the three months ended March 31, 2007, NYSE Group’s compensation expense included a $12.8 million non-recurring gain related to the elimination of certain employee post retirement benefits. This non-recurring gain partially offset $15.2 million in charges incurred by NYSE Group for the routing of customer orders from the NYSE to other market centers for the period from January 2 through March 2, 2007. Commencing March 5, 2007, consistent with industry practice, the NYSE implemented new routing fees to mitigate the expenses incurred from other market centers.

Business Highlights

•

On April 4, 2007, NYSE Group consummated its combination with Euronext N.V. creating NYSE Euronext (NYSE Euronext: NYX). As a world leader for listings, trading in cash equities, equity and interest rate derivatives, bonds and the distribution of market data, NYSE Euronext offers the most diverse array of financial products and services combined with the highest standards of market quality for all market participants.

•	On April 4, 2007, NYSE Group acquired a 5% equity position in the Mumbai-based National Stock Exchange of India Limited (NSE), India’s leading cash equities, derivatives and fixed income exchange.

•

On January 31, 2007, NYSE Group signed a letter of intent with the Tokyo Stock Exchange (TSE) establishing a strategic alliance exploring specific areas of mutual interest, including: information and market infrastructure systems and technology, trading services, market data products, issuer and investor services, cross-marketing and promotional activities, and listed company regulation and governance.

•

NYSE Arca Options introduced new options pricing in conjunction with the SEC penny pilot program that began January 26, 2007. Rewarding participants that improve market quality and provide liquidity, the new NYSE Arca model offers increased efficiency and economic benefits to the growing options industry. In the SEC penny pilot program, NYSE Arca Options has shown a 38% increase in its share of trading in the pilot options through April 24, 2007 and reached an all time volume high, trading over 1 million electronic contracts on February 27, 2007. NYSE Arca Options executes nearly 70% of its total volume in the pilot program electronically, up from 46% prior to the pilot, demonstrating the speed and flexibility of its new platform.

•

The NYSE launched its next generation fixed-income trading platform, NYSE Bonds® on April 23, 2007. The all-electronic NYSE Bonds® platform maintains and matches orders on a strict price and time priority basis and reports quotations and trade prices on an absolute real-time basis using NYSE Arca’s order matching engine. NYSE Bonds® plans to add up to 6,000 corporate debt issues to its inventory over time.

•

During the first quarter of 2007, NYSE Group completed the full implementation of the NYSE Hybrid MarketSM and became fully Regulation NMS compliant. To date, NYSE Hybrid MarketSM has demonstrated faster order executions, strong fill rates, and industry-leading market quality. With approximately 20% of share volume currently handled through trading-floor brokers utilizing new NYSE Hybrid MarketSM electronic tools, the new system has tightened quoted spreads, while maintaining the deep liquidity associated with the NYSE auction market model.

•	Handled average daily volumes (ADV) increased in every product category traded by NYSE Group during the first quarter of 2007 versus the comparable period in 2006.

	NYSE Group ADV Three Months Ended March 31,
(shares in millions and contracts in thousands)	2007	2006	% Growth
NYSE Listed	2,144	1,866	15%
NYSE Arca & Amex Listed	168	112	50%
Nasdaq Listed	489	485	1%
Exchange Traded Funds	231	154	50%
Equity Options	1,139	781	46%

•

As of March 31, 2007, NYSE Group listed a total of 178 ETFs, representing over 56% of the assets under management for all ETFs traded in the U.S. NYSE Group listed 41 new ETFs in the first quarter 2007 and handled nearly 45% of all ETF shares traded in the U.S.

•

In the first quarter of 2007, the NYSE had 72 new listings, including six IPOs by US domestic operating companies (excluding closed-end funds). Among these IPOs was Fortress Investment Group, Inc., which raised over $2 billion in proceeds.

•

Closed-end funds on the NYSE raised record proceeds in the first quarter of 2007 with more than $10 billion in new equity. On February 23, 2007, the largest-ever closed-end fund offering, the Eaton Vance Tax-Managed Global Diversified Equity Income Fund (NYSE: EXG) raised $5.5 billion in gross proceeds in connection with its listing on the NYSE. The prior record was set by the Alpine Total Dynamic Dividend Fund (NYSE: AOD), which raised $3.5 billion when listing on the NYSE in January 2007.

•

During the first quarter of 2007, American Eagle, Petrohawk, Navios Maritime and Washington Group International transferred from Nasdaq to the NYSE. On April 18, 2007, Darwin Professional Underwriters celebrated its transfer to the NYSE, one year after it went public and listed on NYSE Arca.

•

On March 28, 2007, NYSE Group launched the NYSE Arca Tech 100 ETF (NYSE Arca: NXT), which is based on the price-weighted NYSE Arca Tech 100 index, a widely recognized benchmark for the technology sector. NXT is sponsored and managed by Ziegler Capital Management, LLC.

•	The NYSE Composite (NYA), the flagship index of the NYSE, reached 11 new highs during the first quarter of 2007, and increased 6.2% over the same period a year ago.

To supplement NYSE Group’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Group uses non-GAAP financial measures of operating performance. A non-GAAP financial measure is a numerical measure of performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses and exit costs, and (ii) to improve overall understanding of NYSE Group’s current financial performance and its prospects for the future. Specifically, NYSE Group believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance.

About NYSE Euronext

NYSE Euronext, a holding company created by the combination of NYSE Group, Inc. and Euronext N.V., commenced trading on April 4, 2007. NYSE Euronext (NYSE Euronext: NYX) operates the world’s largest and most liquid exchange group and offers the most diverse array of financial products and services. NYSE Euronext, which brings together six cash equities exchanges in five countries and six derivatives exchanges in six countries, is a world leader for listings, trading in cash equities, equity and interest rate derivatives, bonds and the distribution of market data. Representing a combined $28.5 trillion/€21.5 trillion total market capitalization of listed companies and average daily trading value of approximately $123.4 billion/€92.4 billion (as of March 31, 2007), NYSE Euronext seeks to provide the highest standards of market quality and integrity, innovative products and services to investors, issuers, and all users of its markets.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s Registration Statement on Form S-4 (File No. 333-137506), NYSE Euronext Registration Statement (document de base) filed with the French Autorité des Marchés Financiers (Registered on November 30, 2006 under No. 06-0184), Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

NYSE GROUP, INC.

Condensed consolidated statements of income in accordance with GAAP

(in thousands, except per share data)

	Three months ended March 31,
	2007	2006
	(unaudited)
Revenues
Activity assessment fees	$185,583	$139,209
Transaction	262,947	76,151
Listing	89,696	88,468
Market data	62,742	48,215
Data processing	24,656	39,391
Regulatory	50,014	40,424
Licensing, facility and other	26,329	23,078

Total revenues	701,967	454,936
Section 31 fees	(185,583)	(139,209)
Merger expenses and exit costs	(11,065)	(2,960)
Compensation	(105,459)	(168,226)
Liquidity payments	(135,910)	(18,970)
Routing and clearing fees	(44,868)	(6,277)
Systems and communications	(26,784)	(29,828)
Professional services	(20,964)	(27,770)
Depreciation and amortization	(35,042)	(28,163)
Occupancy	(20,977)	(18,610)
Marketing and other	(19,813)	(18,993)
Regulatory fine income	5,118	16,939

Operating income	100,620	12,869
Investment and other income, net	13,604	16,821
Gain on sale of equity investment	—	20,925

Income before income tax provision and minority interest	114,224	50,615
Income tax provision	(46,595)	(19,723)
Minority interest	—	(544)

Net income	$67,629	$30,348

Basic earnings per share	$0.43	$0.24
Diluted earnings per share	$0.43	$0.24

Basic weighted average shares outstanding	156,991	125,958 (a)
Diluted weighted average shares outstanding	158,021	127,194 (a)

(a)	Adjusted to reflect the merger with Archipelago on March 7, 2006 giving retroactive effect to the issuance of shares to former NYSE members.

NYSE GROUP, INC.

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in thousands, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended March 31, 2007
	GAAP	Adjustments		Non-GAAP
Revenues
Activity assessment fees	$185,583	$—		$185,583
Transaction	262,947	—		262,947
Listing	89,696	—		89,696
Market data	62,742	—		62,742
Data processing	24,656	—		24,656
Regulatory	50,014	—		50,014
Licensing, facility and other	26,329	—		26,329

Total revenues	701,967	—		701,967
Section 31 fees	(185,583)	—		(185,583)
Merger expenses and exit costs	(11,065)	11,065	(a)	—
Compensation	(105,459)	—		(105,459)
Liquidity payments	(135,910)	—		(135,910)
Routing and clearing fees	(44,868)	—		(44,868)
Systems and communications	(26,784)	—		(26,784)
Professional services	(20,964)	—		(20,964)
Depreciation and amortization	(35,042)			(35,042)
Occupancy	(20,977)	—		(20,977)
Marketing and other	(19,813)	—		(19,813)
Regulatory fine income	5,118			5,118

Operating income	100,620	11,065		111,685
Investment and other income, net	13,604	—		13,604

Income before income tax provision and minority interest	114,224	11,065		125,289
Income tax provision	(46,595)	(4,515	)(b)	(51,110)

Net income	$67,629	$6,550		$74,179

Basic earnings per share				$0.47
Diluted earnings per share				$0.47
Basic weighted average shares outstanding				156,991
Diluted weighted average shares outstanding				158,021

(a)	To eliminate merger expenses and exit costs as they represent nonrecurring charges directly attributable to either the merger of the NYSE and Archipelago or the merger of NYSE Group and Euronext N.V.
(b)	To adjust the income tax provision for the effect of the non-GAAP adjustment based upon a combined income tax rate of 40.8%.

NYSE GROUP, INC.

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in thousands, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended March 31,(a)
	2007	2006(b)
Revenues
Activity assessment fees	$185,583	$170,064
Transaction	262,947	172,224
Listing	89,696	88,549
Market data	62,742	61,015
Data processing	24,656	39,391
Regulatory	50,014	42,605
Licensing, facility and other	26,329	25,072

Total revenues	701,967	598,920
Section 31 fees	(185,583)	(170,064)
Compensation	(105,459)	(143,314)
Liquidity payments	(135,910)	(62,911)
Routing and clearing fees	(44,868)	(21,075)
Systems and communications	(26,784)	(33,960)
Professional services	(20,964)	(30,349)
Depreciation and amortization	(35,042)	(34,590)
Occupancy	(20,977)	(21,065)
Marketing and other	(19,813)	(22,496)
Regulatory fine income	5,118	17,175

Operating income	111,685	76,271
Investment and other income, net	13,604	17,570

Income before income tax provision and minority interest	125,289	93,841
Income tax provision	(51,110)	(40,351)
Minority interest	—	(544)

Net income	$74,179	$52,946

Basic earnings per share	$0.47	$0.34
Diluted earnings per share	$0.47	$0.34
Basic weighted average shares outstanding	156,991	155,817 (c)
Diluted weighted average shares outstanding	158,021	157,081 (c)

(a)	Merger expenses and exit costs of $11,065 and $3,655 have been eliminated from the results of operations for the three months ended March 31, 2007 and 2006, respectively, as they represent nonrecurring charges directly attributable to either the merger of the NYSE and Archipelago or the merger of NYSE Group and Euronext N.V.

(b)	The results of operations of NYSE Group for the three months ended March 31, 2006 are presented as if the following transactions had been completed on January 1, 2006:

1.	The disposition of Wave Securities by Archipelago, and

2.	The merger between Archipelago and NYSE.

One time compensation charges recorded by NYSE Group at the time of the merger ($37,690) and acceleration of certain Archipelago stock options ($2,378) immediately prior to the merger were eliminated.

Additionally, a $20,925 gain recorded by NYSE Group in connection with the sale of DTCC common shares to certain DTCC participants was eliminated.

(c)	Adjusted to reflect the merger with Archipelago on March 7, 2006 giving retroactive effect to the issuance of shares to former NYSE members.

NYSE GROUP, INC.

Condensed Consolidated Statements of Financial Condition

(in thousands)

	March 31, 2007	December 31, 2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$243,924	$277,648
Investment and other securities	779,050	701,476
Accounts receivable, net	444,812	334,690
Deferred income taxes	97,369	107,814
Other current assets	28,887	21,440

Total current assets	1,594,042	1,443,068

Property and equipment, net	372,202	378,128
Goodwill	556,188	535,906
Other intangible assets, net	587,042	584,041
Deferred income taxes	371,332	365,632
Other assets	193,570	158,767

Total assets	$3,674,376	$3,465,542

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$371,211	$399,395
Section 31 fees payable	202,852	250,449
Deferred revenue	314,354	113,881
Deferred income taxes	69,712	68,468

Total current liabilities	958,129	832,193

Accrued employee benefits	332,177	354,447
Deferred revenue	315,294	322,222
Deferred income taxes	273,072	264,973
Other liabilities	21,186	22,688

Total liabilities	1,899,858	1,796,523

Stockholders’ equity	1,774,518	1,669,019

Total liabilities and stockholders’ equity	$3,674,376	$3,465,542

NYSE GROUP, INC.

Selected Statistical Data

(shares and contracts in millions)

	Three Months Ended
	March 31, 2007	December 31, 2006	March 31, 2006
Trading Days	61	63	62
NYSE Company listings(1):
NYSE listed issuers(2)	2,741	2,713	2,682
Number of new issuer listings(3)	31	46	29
NYSE Listed Issues(4):
NYSE Group Matched Volume(5)	123,765	114,434	113,654
NYSE Group Handled Volume(6)	130,763	117,280	115,709
Total NYSE Listed Consolidated Volume	187,835	167,612	150,840
NYSE Group Share of Total Consolidated Volume:
Matched Volume(5)	65.9%	68.3%	75.3%
Handled Volume(6)	69.6%	70.0%	76.7%
NYSE Arca and Amex Listed Issues:
NYSE Group Matched Volume(5)	8,897	7,077	6,015
NYSE Group Handled Volume(6)	10,241	7,989	6,918
Total NYSE Arca and Amex Listed Consolidated Volume	25,869	21,047	20,854
NYSE Group Share of Total Consolidated Volume:
Matched Volume(5)	34.4%	33.6%	28.8%
Handled Volume(6)	39.6%	38.0%	33.2%
Nasdaq Listed Issues:
NYSE Group Matched Volume(5)	24,559	25,048	24,236
NYSE Group Handled Volume(6)	29,856	30,524	30,072
Total Nasdaq Listed Consolidated Volume	133,772	122,707	130,693
NYSE Group Share of Total Consolidated Volume:
Matched Volume(5)	18.4%	20.4%	18.5%
Handled Volume(6)	22.3%	24.9%	23.0%
Exchange Traded Funds(4),(7):
NYSE Group Matched Volume(5)	12,659	9,808	8,553
NYSE Group Handled Volume(6)	14,081	10,701	9,570
Total ETF Consolidated Volume	31,472	24,299	22,370
NYSE Group Share of Total Consolidated Volume:
Matched Volume(5)	40.2%	40.4%	38.2%
Handled Volume(6)	44.7%	44.0%	42.8%
Equity Options(8):
NYSE Group Options Contracts	69.5	59.9	48.4
Total Consolidated Options Contracts	551.0	498.3	446.5
NYSE Group Share of Total	12.6%	12.0%	10.9%
Market Information:(9)
Tape A share of trades (%)	77.2%	79.2%	87.0%
Tape B share of trades (%)	38.7%	37.3%	41.9%
Tape C share of trades and shares (%)	22.0%	24.4%	21.9%
Professional subscribers (Tape A)	430,136	423,298	415,612
Regulatory Fees:
Gross FOCUS revenues ($ billions)(10)	81.8	78.9	61.2
Operating Expenses:
Employee headcount(11)	2,571	2,578	3,172

(1)	Number does not include issuers listed on NYSE Arca, Inc. or structured products listed on the NYSE. There were 20 ETFs and 13 operating companies exclusively listed on NYSE Arca, Inc. as of March 31, 2007. There were 518 structured products listed on the NYSE as of March 31, 2007.
(2)	Number of listed operating companies, closed-end funds and ETFs on the NYSE as of period end.
(3)	Includes initial public offerings, quotations and transfers from other markets of common equity securities and ETFs.
(4)	Includes all NYSE Group crossing sessions.
(5)	Represents the total number of shares of equity securities and ETFs executed on the NYSE Group’s exchanges.
(6)	Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Group’s exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.
(7)	Data included in previously identified categories.
(8)	Includes trading in U.S. equity options contracts, not equity-index options.
(9)	Represents the NYSE Group share of qualifying trades for Tapes A and B reported by NYSE Group to the consolidated tape, as compared to the total number of qualifying trades for Tapes A and B reported to the consolidated tape by all other participating market centers. NYSE Group share of Tape C represents the average of: (i) the share of qualifying trades for Tape C reported by the NYSE Group to the consolidated tape, as compared to the total number of qualifying trades for Tape C reported to the consolidated tape by all other participating market centers; and (ii) the share of qualifying share volume for Tape C reported by the NYSE Group to the consolidated tape, as compared to the total qualifying share volume for Tape C reported by all other participating market centers. The consolidated tape refers to the collection of market data that multiple markets make available on a consolidated basis.
(10)	Gross FOCUS revenues represent a fee of $0.42 per $1,000, of gross revenues generated by member broker-dealers as reported on their "FOCUS" report (a report that is required to be filed with the NYSE). A member broker-dealer’s regulatory fee is based on the revenues reported. The NYSE records revenue on a six-month lag; the data is provided on this basis.
(11)	Employee headcount as of March 31, 2007 included 41 employees related to the January 2007 acquisition of TransactTools.

Note: Data for the first quarter of 2007 excludes recent Nasdaq-listed data revisions for February 13, 2007, which were not made available until April 11, 2007. We estimate that these changes are immaterial, and would have impacted overall quarterly market share trends by less than 0.1%. We intend to reflect these data revisions in our second quarter 2007 volume release.